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                Cohen & Steers REIT and Utility Income Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                         January __, 2004

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017


Dear Sirs:

         Cohen & Steers REIT and Utility Income Fund, Inc. (the "Fund") hereby accepts your offer to purchase 5,250 shares at a price of $19.100 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                               Sincerely,

                                               Cohen & Steers REIT and Utility
                                               Income Fund, Inc.



                                               By:
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Accepted:

Cohen & Steers Capital Management, Inc.



By:
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